UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - September 15, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 228-8210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, NUCRYST Pharmaceuticals Corp. (the “Company”) received a deficiency notice from the Nasdaq Stock Market (“Nasdaq”) stating that it no longer complies with Nasdaq Listing Rule 5550(a)(2) because, for the previous 30 consecutive business days, the bid price of its common shares had closed below the minimum requirement of $1.00 per share.

The notice also indicated that in accordance with Listing Rule 5810(c)(3)(A) the Company has until March 15, 2010 to regain compliance, which requires a closing bid price of the Company’s common stock at or above $1.00 per share for a minimum of 10 consecutive business days.  In the event the Company does not regain compliance within this period, Nasdaq will issue a written notification that the Company’s shares are subject to delisting.  If the Company is not deemed in compliance prior to March 15, 2010, but demonstrates that it meets all applicable standards for initial listing on The Nasdaq Capital Market (except the bid price requirement) on such date, it will be afforded an additional 180 day compliance period.  The notice has no effect on the listing of the Company’s shares at this time.

The Company is currently evaluating its alternatives to resolve the listing deficiency.

On September 18, 2009, the Company issued a press release announcing the receipt of the Nasdaq deficiency notice, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated September 18, 2009, titled “NUCRYST Receives deficiency Notice from NASDAQ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.

	By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary
Dated: September 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated September 18, 2009, titled “NUCRYST Receives deficiency Notice from NASDAQ”